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                                                  EXHIBIT 23.7


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 Registration Statement of U.S. Office Products Company of our report dated February 8, 1996, relating to the financial statements of The Re-Print Corporation which is included in the Current Report on Form 8K dated July 16, 1996 of U.S. Office Products Company.

    We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                  /s/  BDO Seidman, LLP
                                  BDO SEIDMAN, LLP

September 25, 1996